                                  EXHIBIT 2.3
                             CERTIFICATE OF MERGER

                             CERTIFICATE OF MERGER
                                    MERGING
                         VENICE ACQUISITION CORPORATION
                                 WITH AND INTO
                         VIAVIDEO COMMUNICATIONS, INC.

                            ------------------------

Pursuant to Section 251 of the General Corporation Law of the State of Delaware

                            ------------------------

    Venice Acquisition Corporation, a Delaware corporation ("Merger Sub"), and ViaVideo Communications, Inc. ("Target"), DO HEREBY CERTIFY AS FOLLOWS:

    FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                                                                                STATE OF
NAME                                                                         INCORPORATION
------------------------------------------------------------------------  --------------------
Venice Acquisition Corporation..........................................        Delaware
ViaVideo Communications, Inc............................................        Delaware

    SECOND: That an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of June 11, 1997, as amended, among Polycom, Inc., a Delaware corporation ("Acquiror"), Merger Sub and Target, setting forth the terms and conditions of the merger of Merger Sub with and into Target (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of Acquiror and Target in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware, and, in the case of Venice Acquisition Corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

    THIRD: That the name of the surviving corporation (the "Surviving Corporation") of the merger is ViaVideo Communications, Inc.

    FOURTH: That pursuant to the Reorganization Agreement, the Restated Certificate of Incorporation of the Surviving Corporation is amended to read in its entirety as set forth in EXHIBIT A hereto.

    FIFTH: That an executed copy of the Reorganization Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

                         ViaVideo Communications, Inc.

8900 Shoal Creek

Building 300

Austin, TX 78757

    SIXTH: That a copy of the Reorganization Agreement will be furnished by the Surviving Corporation, on request and without cost to any stockholder of Merger Sub or Target.

    SEVENTH: That the Merger will become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

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    IN WITNESS WHEREOF, each of Merger Sub and Target has caused this
Certificate of Merger to be executed in its corporate name this


                                              VENICE ACQUISITION CORPORATION
                                              By:           /s/ BRIAN L. HINMAN
                                              ------------------------------------------
                                              Title:         PRESIDENT
                                              ------------------------------------------

ATTEST:

          /s/ MICHAEL R. KOUREY
-------------------------------------------
By:            Michael R. Kourey
------------------------------------------
Title:           SECRETARY AND CFO
------------------------------------------

                                              VIAVIDEO COMMUNICATIONS, INC.
                                              By:           /s/ CRAIG B. MALLOY
                                              ------------------------------------------
                                              Title:    PRESIDENT AND CHIEF EXECUTIVE
                                              OFFICER
                                              ------------------------------------------

ATTEST:

           /s/ WILLIAM R. PAAPE
-------------------------------------------
By:             William R. Paape
------------------------------------------
Title:           SECRETARY AND CFO
------------------------------------------

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
                                                                       EXHIBIT A

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         VIAVIDEO COMMUNICATIONS, INC.

                                   ARTICLE I

    The name of the Corporation is ViaVideo Communications, Inc.

                                   ARTICLE II

    The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is CSC Networks, Inc.

                                  ARTICLE III

    The purpose of the Corporation is to engage in any lawful act of activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

    The Corporation is authorized to issue one class of stock to be designated "Common Stock." The total number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, and the par value of each such share is $.001 per share.

                                   ARTICLE V

    The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

                                   ARTICLE VI

    Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

                                  ARTICLE VII

    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended.

    Any repeal or modification of the foregoing provisions of this Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

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
                                  ARTICLE VIII

    To the fullest extent permitted by applicable law, this Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of the State of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to this Corporation, its stockholders, and others.

    Any repeal or modification of any of the foregoing provisions of this
Article VIII shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of this Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

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